                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1997

               TO THE STOCKHOLDERS OF AMERICAN HOMEPATIENT, INC.:


         The Annual Meeting of Stockholders of American HomePatient, Inc. (the "Company") will be held at 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee, 37238 on May 14, 1997, at 9:00 a.m. Central Daylight Time, for the purposes of considering and voting upon the following matters:

1. To elect three Class 3 directors to hold office for a three (3) year term and until their successors are duly elected and qualified;

2. To amend the Company's 1991 Nonqualified Stock Option Plan to increase the number of shares of common stock reserved for issuance from 2,762,475 shares to 3,200,000 shares;

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 28, 1997 will be entitled to vote at the meeting.

         The Company's Board of Directors urges all stockholders of record to exercise their right to vote at the meeting personally or by proxy. Accordingly, we are sending you the accompanying Proxy Statement and the enclosed proxy card.

         Your attention is directed to the Proxy Statement accompanying this notice for a statement regarding matters to be acted upon at the meeting.


                                      By Order of the Board of Directors,


                                      Mary Ellen Rodgers, Secretary

Brentwood, Tennessee
April 14, 1997


         YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED IN THE MANNER PROVIDED IN THE ACCOMPANYING PROXY STATEMENT.

                           AMERICAN HOMEPATIENT, INC.

                          5200 MARYLAND WAY, SUITE 400
                         BRENTWOOD, TENNESSEE 37027-5018


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American HomePatient, Inc. (the "Company") to be used at the Annual Meeting of Stockholders, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee 37238 on Wednesday, May 14, 1997, at 9:00 a.m. Central Daylight Time. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 14, 1997.

         A stockholder who executes and returns the accompanying form of proxy may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. Proxies will be voted in accordance with instructions noted on the proxies. Unless otherwise specifically instructed in the proxies, it is the intention of the persons named in the proxy to vote all proxies received by them FOR THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS CLASS 3 DIRECTORS AND FOR THE AMENDMENT TO THE 1991 NONQUALIFIED STOCK OPTION PLAN ("1991 OPTION PLAN") TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE FROM 2,762,475 TO 3,200,000. Management does not know of any other matters which will be presented for action at the Annual Meeting of Stockholders. If any other matter does properly come before the meeting, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

         The cost of this proxy solicitation will be borne by the Company. It is contemplated that proxies will be solicited solely by mail. Banks, brokers and other custodians will be requested to forward proxy soliciting materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the proxy materials to beneficial owners of the Company's shares.

                       SUMMARY OF MATTERS TO BE CONSIDERED

         At the Annual Meeting of Stockholders, the stockholders of the Company will be asked to vote on the following matters: (1) the election of three nominees to serve as Class 3 directors for a three (3) year term and until their successors are duly elected and qualified (see Proposal 1: "Election of Directors"); and (2) the amendment of the 1991 Option Plan to increase the number of shares of Common Stock reserved for issuance from 2,762,475 shares to 3,200,000 shares (see Proposal 2: "Amendment to 1991 Nonqualified Stock Option Plan Increasing Shares Available for Grant").

                                     VOTING

         Stockholders of record as of March 28, 1997 will be entitled to vote at the Annual Meeting. At the close of business on March 27, 1997, there were outstanding 14,776,964 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). See "Stock Ownership of Directors, Executive Officers and Principal Holders." Each share of Common Stock is entitled to one vote, which may be given in person or by proxy authorized in writing. The Company has no other classes of voting stock issued. The Company has the authority to issue shares of preferred stock in one or more series, although no series of preferred stock have been designated or issued.

         In 1996, the Company approved a 3-for-2 stock split with a record date on the close of trading on June 28, 1996. Distribution pursuant to the stock split occurred on July 12, 1996. The number of shares outstanding, available for grant under the Company's option plans, and underlying previous option grants were adjusted to reflect the stock split. All references to number of shares contained herein, including the number of shares proposed to be authorized for issuance under the 1991 Option Plan in Proposal 2, refer to share amounts subsequent to effectuating the stock split.

         To vote by proxy, a stockholder should complete, sign, date and return the enclosed proxy to the Secretary of the Company. The Board of Directors urges you to complete the proxy card whether or not you plan to attend the meeting. If you attend the meeting in person, you may, if you wish, vote in person on all matters brought before the meeting even if you have previously delivered your proxy. Any stockholder who has given a proxy may revoke it at any time prior to exercise by filing an instrument revoking it with the Secretary of the Company, by duly executing a proxy bearing a later date, or by attending the meeting and voting in person. The mere presence at the meeting of a stockholder who has appointed a proxy will not revoke the appointment.

         The director nominees will be elected by a plurality of the votes of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. There are no cumulative voting rights. All other matters submitted to the stockholders will be approved by the affirmative vote of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as affirmative votes, but will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes have no legal effect on the election of directors. On matters requiring majority vote for approval, abstentions have the effect of negative votes.

                          STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

         The following table sets forth, as of March 27, 1997, the number and percentage of shares of the Company's Common Stock owned by (i) all persons known to the Company to be holders of 5% or more of such securities, (ii) each director and nominee, (iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere herein, and (iv) all directors and executive officers of the Company, as of March 27, 1997, as a group. Unless otherwise indicated, all holdings are of record and beneficial. The number and percentage of shares reflect the June 1996 3-for-2 stock split.


                                                                 NUMBER OF SHARES                 PERCENTAGE OF
NAME                                                            BENEFICIALLY OWNED(1)             TOTAL SHARES(2)
----                                                            -------------------               -------------
Counsel Corporation(3)..................................             3,843,625                        26.0%
  Two First Canadian Place, Suite 1300
  Toronto, Ontario, Canada  MX5 1E3
A I M Management Group Inc.(4)..........................             1,217,250                         8.2
  11 Greenway Plaza, Suite 1919
  Houston, Texas  77049
Edward K. Wissing(5)....................................               291,978                         1.9
Thomas E. Mills(6)......................................                16,698                          *
Mary Ellen Rodgers(7)...................................                24,000                          *
David R. Gnass(8).......................................                19,167                          *
Allan C. Silber(3),(9)..................................               231,000                         1.5
Henry T. Blackstock(10).................................                13,500                          *
Edward Sonshine(11).....................................                 6,000                          *
Morris A. Perlis(12)....................................               231,000                         1.5
Thomas A. Dattilo(13)...................................                28,500                          *
Joseph F. Furlong, III(14)..............................                53,551                          *
Mark Manner(15).........................................                21,000                          *
All directors and executive officers                                   971,302                         6.2
  as a group(16) (12 persons)...........................

-----------------

*   Indicates less than 1%

(1) Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2) The percentages shown are based on 14,776,964 shares of Common Stock outstanding on March 27, 1997, plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, which includes shares subject to stock options and warrants held by such holder which are exercisable within sixty (60) days of March 27, 1997.

(3) Counsel Corporation, a Toronto, Ontario, Canada corporation ("Counsel") owns 100% of Counsel Healthcare Assets Inc. ("CHA"), which owns 100% of Counselcare Ltd. ("Limited"), which owns 100% of DCAmerica Inc. ("DCA"), which owns 100% of AHOM Holdings, Inc. ("AHOM"), which directly beneficially owns the shares of Common Stock listed above. Directors Silber, Sonshine and Perlis are directors of Counsel and CHA, and directors Silber and Perlis are directors of Limited, DCA and AHOM. Director Silber beneficially owns or controls approximately 18% of the common stock of Counsel, approximately half of which is pledged to a lender. Directors Sonshine and Perlis own in the aggregate less than 5% of Counsel's common stock. All of the directors listed in this footnote (3) disclaim beneficial ownership of shares of Common Stock in their capacity as directors of Counsel, CHA, Limited, DCA and AHOM. Mr. Silber also disclaims beneficial ownership of shares of Common Stock in his capacity as a shareholder of Counsel.

(4) Information included was derived from a Schedule 13G filed by A I M Management Group Inc. claiming shared voting and dispositive power with respect to 1,217,250 shares.

(5) Includes 17,500, 37,500, 75,000, and 150,000 shares purchasable upon exercise of options at $10.00, $15.83, $16.50, and $17.50 per share, respectively, issued under the 1991 Option Plan and 3,000 and 3,000 shares purchasable upon exercise of options at $19.67 and $26.25, respectively issued under the 1995 Nonqualified Stock Option Plan for Directors (the "1995 Director Plan").

(6) Includes 5,500, 8,000 and 2,000 shares purchasable upon exercise of options at $16.50, $17.50 and $21.50 per share, respectively, issued under the 1991 Option Plan.

(7) Includes 20,000 and 3,000 shares purchasable upon exercise of options at $22.50 and $21.50 issued under the 1991 Option Plan.

(8) Includes 12,500 and 6,667 shares purchasable upon exercise of options at $26.916 and $21.50 issued under the 1991 Option Plan.

(9) Includes 75,000 and 150,000 shares purchasable upon exercise of options at $16.50 and $17.50 per share, respectively, issued under the 1991 Option Plan and 3,000 and 3,000 shares purchasable upon exercise of options at $19.67 and $26.25, respectively, issued under the 1995 Director Plan.
      Does not include shares of Common Stock beneficially owned by Counsel.
      See note (3) above.

(10) Includes 7,500 shares purchasable upon exercise of options at $6.00 per share issued under 1991 Option Plan and 3,000 and 3,000 shares purchasable upon exercise of options at $19.67 and $26.25, respectively, issued under the 1995 Director Plan.

(11) Includes 3,000 and 3,000 shares purchasable upon exercise of options at $19.67 and $26.25, respectively, per share issued under the 1995 Director Plan.

(12) Includes 75,000 and 150,000 shares purchasable upon exercise of options at $16.50 and $17.50 per share, respectively, issued under the 1991 Option Plan and 3,000 and 3,000 shares purchasable upon exercise of options at $19.67 and $26.25, respectively, issued under the 1995 Director Plan.

(13) Includes 15,000 and 7,500 shares purchasable upon exercise of options at $10.04 and $16.50 per share, respectively, issued under the 1991 Option Plan and 3,000 and 3,000 shares purchasable upon exercise of options at $19.67 and $26.25, respectively, issued under the 1995 Director Plan.

(14) Includes 9,045 restricted shares and another 16,006 shares subject to a stock purchase warrant at $7.33 per share in connection with consulting services provided to the Company. Also includes 15,000 and 7,500 shares purchasable upon exercise of options at $10.04 and $16.50 per share, respectively, issued under the 1991 Option Plan and 3,000 and 3,000 shares purchasable upon exercise of options at $19.67 and $26.25, respectively, issued under the 1995 Director Plan.

(15) Includes 7,500 shares purchasable upon exercise of options at $20.67 issued under the 1991 Option Plan and 7,500, 3,000 and 3,000 shares purchasable upon exercise of options at $20.67, $19.67 and $26.25, respectively, issued under the 1995 Director Plan.

(16) Includes 881,917 and 55,500 shares purchasable upon exercise of options issued under the 1991 Option Plan and the 1995 Director Plan, respectively, and 16,006 shares purchasable upon exercise of a warrant. Includes ownership interests of Rita N. Hill, who became an executive officer of the Company on March 13, 1997.


        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") (and, if such security is registered on a national securities exchange, also with the exchange). Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         The Company is aware that Counsel filed one report on Form 4 late during the 1996 fiscal year and Director Silber filed one report on Form 4 late during the 1996 fiscal year. Each report pertained to a single purchase by AHOM on September 19, 1996 of 50,000 shares of the Company's Common Stock. Based solely upon representations submitted by the Company's directors and executive officers and the Company's review of filings on Forms 3, 4 and 5, including amendments thereto, the Company has concluded that, other than as specified above, all such forms were timely filed.

                              EXECUTIVE OFFICERS

         The Company's executive officers are as follows:


                                               EXECUTIVE                       PRINCIPAL OCCUPATION;
NAME OF OFFICER                 AGE          OFFICER SINCE                  OCCUPATION LAST FIVE YEARS
---------------               ------       ----------------     ----------------------------------------------------
Edward K. Wissing               59          September 1991      President and Chief Executive Officer of the Company
                                                                (since May 1994); Executive Vice President of the
                                                                Company and President and Chief Executive Officer of
                                                                American HomePatient, Inc., a Tennessee corporation
                                                                and subsidiary of the Company ("AHPT") (September
                                                                1991 to May 1994); Executive Vice President of
                                                                Diversicare Inc. ("Diversicare") (September 1991 to
                                                                April 1994).

Thomas E. Mills                 42            August 1992       Senior Vice President-Strategic Alliances of the
                                                                Company (since February 1996); Senior Vice President
                                                                and Chief Operating Officer of the Company (May 1994
                                                                to February 1996); Secretary of the Company (May 1994
                                                                to June 1994); Chief Operating Officer and Vice
                                                                President of AHPT (August 1992 to May 1994); Senior
                                                                Vice President of AHPT (February 1992 to August
                                                                1992).

Mary Ellen Rodgers              44            April 1996        Senior Vice President, Chief Financial Officer and
                                                                Secretary of the Company (since April 1996); Senior
                                                                Vice President and Chief Financial Officer of AHPT
                                                                (since July 1996); Financial Director/Controller of Eli
                                                                Lilly and Company (Information Technology Division),
                                                                an international pharmaceutical company (September
                                                                1994 to October 1995); Controller of Eli Lilly and
                                                                Company (Lilly Research Laboratories) (March 1990 to
                                                                May 1994); Director of Peoples Bank & Trust Company,
                                                                Indianapolis, Indiana (since April 1991).

David R. Gnass                  43             June 1996        Senior Vice President of the Company (since June 1996);
                                                                Senior Vice President of AHPT (since June 1996); Senior
                                                                Vice President of Homedco, Inc., a home health care
                                                                company ("Homedco") (April 1993 to June 1995); Vice
                                                                President and General Manager of Homedco (January
                                                                1992 to April 1993).

Rita N. Hill                    41            March 1997        Senior Vice President-Business Development of the
                                                                Company (since March 1997); Vice President-Business
                                                                Development of the Company (April 1994 to March
                                                                1997); Assistant Secretary of the Company (since April
                                                                1994); Vice President and Assistant Secretary of AHPT
                                                                (since April 1996); Vice President - Development of
                                                                Diversicare (January 1994 to April 1994); Vice President
                                                                - Finance of Diversicare (March 1992 to January 1994);
                                                                Director of Finance for Diversicare (January 1992 to
                                                                March 1992).

EXECUTIVE COMPENSATION

         The following table sets forth the compensation for the services in all capacities to the Company for the fiscal years ended December 31, 1994, 1995 and 1996 of those persons who were, during fiscal 1996, the Company's chief executive officer and, at December 31, 1996 the Company's other executive officers:


                          SUMMARY COMPENSATION TABLE



                                             Annual Compensation                   Long-Term Compensation
                                    ------------------------------------   ---------------------------------------
                                                                                    Awards               Payouts
                                                                           ------------------------     ----------
                                                                                         Securities     Long-Term
                                                               Other       Restricted    Underlying     Incentive
                                                              Annual          Stock       Options/        Plan         All Other
   Name and Principal               Salary       Bonus     Compensation(2)  Award(s)        SARs(3)      Payouts     Compensation(4)
       Position(1)         Year       ($)         ($)           ($)            ($)           (#)           ($)            ($)
------------------------   ----     -------      ------    -------------   ----------    ----------     ----------   -------------
Edward K. Wissing          1996      275,000     123,750        --             -0-          3,000(5)      -0-            16,500
  President and CEO        1995      253,000     102,465        --             -0-        228,000(5),(6)  -0-            15,180
                           1994      230,000      92,000        --             -0-        112,500(7)      -0-            13,800

Thomas E. Mills            1996      154,000      34,650        --             -0-          8,000(8)      -0-             9,240
  Senior Vice President -  1995      154,000      34,650        --             -0-         12,000(6)      -0-             9,240
  Strategic Alliances      1994      145,300      43,590        --             -0-         45,000(7)      -0-             8,718

David R. Gnass(9)          1996       80,000      33,000        --             -0-         57,500(8)      -0-               -0-
  Senior Vice President    1995        *          *              *              *               *          *                  *
                           1994        *          *              *              *               *          *                  *

Mary Ellen Rodgers(9)      1996      112,500      37,800        --             -0-         42,000(8)      -0-             3,014
  Senior Vice President,   1995        *          *              *              *               *          *                  *
  Chief Financial Officer  1994        *          *              *              *               *          *                  *
  and Secretary

---------------------

* The Company employed Mr. Gnass in June 1996 and Ms. Rodgers in March 1996. Accordingly, no compensation was paid to such individuals in the 1994 and 1995 fiscal years.

(1) Principal position given in table is as of March 28, 1997.

(2) Perquisites for each executive officer are in amounts which do not require disclosure.

(3) Reflects 3-for-2 stock split effected June 1996.

(4) Reflects matching contributions made by the Company under its Supplemental Executive Retirement Plan ("SERP").

(5) Includes options granted under 1995 Director Plan for services as a director.

(6) Includes options granted in January 1996 that relate to 1995 performance.

(7) Includes options granted in January 1995 that relate to 1994 performance.

(8) Includes options granted in the first fiscal quarter of 1997 that relate to 1996 performance.

(9) Table reflects compensation for less than full year service since Mr. Gnass was employed in June 1996 and Ms. Rodgers was employed in March 1996.

EMPLOYMENT AND OTHER AGREEMENTS

           On October 1, 1991, the Company entered into an employment agreement with Mr. Wissing which was last amended as of December 1, 1995 (the "Wissing Employment Agreement"). The Wissing Employment Agreement provides for a 1997 base annual salary of $300,000 which is to be increased to $325,000 for the 1998 fiscal year. The Wissing Employment Agreement provides annual incentive bonuses equal to an amount up to 50% of Mr. Wissing's then current base salary for fiscal 1996 and thereafter. The annual incentive bonuses are subject to performance criteria as set by the Board of Directors and Mr. Wissing.

           The Wissing Employment Agreement is subject to an annual renewal unless notice is given by either the Company or Mr. Wissing. In addition, the Wissing Employment Agreement may be terminated by the Company without cause at any time and by Mr. Wissing as a result of "constructive discharge" (e.g., a reduction in compensation or a material change in responsibilities) or a "change in control." In the event of a termination by the Company without cause, at the election of Mr. Wissing upon a constructive discharge or change in control, or upon the Company giving notice of its intent not to renew the Wissing Employment Agreement, Mr. Wissing shall be entitled to receive a lump sum severance payment in an amount equal to 18 times his then current base monthly salary. Furthermore, upon such termination, Mr. Wissing may elect to require the Company to repurchase options granted to him for a purchase price equal to the difference between the fair market value of the Common Stock at the date of termination and the stated option exercise price. In the event that the Wissing Employment Agreement is terminated by the Company for cause, or by Mr. Wissing other than upon a constructive discharge or a change in control, Mr. Wissing shall not be entitled to any compensation following the date of such termination other than the pro rata amount of his then current base salary through such date. Upon termination of employment, other than in the case of termination without cause, a constructive discharge or upon a change in control, Mr. Wissing is prohibited from competing with the Company for 12 months.

           On February 8, 1995, the Company entered into a three-year employment agreement with Thomas E. Mills (the "Mills Employment Agreement"). The Mills Employment Agreement provides for a base salary of approximately $12,000 per month. In the event of a termination by the Company without cause, Mr. Mills will be entitled to receive a severance payment in an amount equal to 12 times his then currently monthly base salary, as well as certain other benefits. The Company may elect to make this severance payment in a lump sum or over a 12-month period following termination. Further, in the event Mr. Mills is terminated either by the Company or resigns within 90 days following a "change in control," Mr. Mills will be entitled to receive a lump sum severance payment in an amount equal to 12 times his then current monthly base salary, in addition to certain other benefits. In the event that the Mills Employment Agreement is terminated either by the Company for cause, or by Mr. Mills, he shall not be entitled to any compensation following the date of such termination other than the pro rata amount of his then current base salary through such date. Upon termination of employment, other than in the case of termination without cause, Mr. Mills is prohibited from competing with the Company for 12 months.

           As of April 1, 1996, the Company entered into a Confidentiality, Non-Competition and Severance Pay Agreement with Mary Ellen Rodgers, and as of June 16, 1996, the Company entered into a similar agreement with David R. Gnass (collectively, the "Severance Agreements"). In the event either Ms. Rodgers' or Mr. Gnass' employment is terminated within six (6) months of a "change in control," the officer will be entitled to receive a lump sum severance payment in an amount equal to her or his then annual base salary, exclusive of incentive compensation. In the event Ms. Rodgers' or Mr. Gnass' employment is terminated without cause in a circumstance unrelated to a change in control during the first 12 months of her or his employment, the officer will be entitled to receive a lump sum severance payment equal to the greater of six (6) months salary or the remaining salary due with respect to such 12-month period. In addition, any stock options granted to the officers will become fully vested upon a "change in control," whether or not employment is terminated, or upon a termination without cause occurring during the first 12 months of employment. Upon termination of her or his employment, each officer is prohibited from competing with the Company for 12 months.

OPTION GRANTS

           The following table sets forth information concerning grants of stock options pursuant to the 1991 Option Plan and the 1995 Director Plan during the fiscal year ended December 31, 1996 to each of the executive officers named in the Summary Compensation Table. The table reflects the 3-for-2 stock split effected in June 1996. The Company grants no stock appreciation rights.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                                        AT ASSUMED ANNUAL RATE
                                                                                                      OF STOCK PRICE APPRECIATION
                                                         INDIVIDUAL GRANTS                                FOR OPTION TERM (1)
                             -----------------------------------------------------------------------  -----------------------------
                                 NUMBER          % OF TOTAL
                              OF SECURITIES     OPTIONS/SARS
                               UNDERLYING        GRANTED TO            EXERCISE OR
                              OPTIONS/SARS        EMPLOYEES            BASE PRICE      EXPIRATION
            NAME             GRANTED (#) (2)   IN FISCAL YEAR            ($/SH)           DATE            5% ($)          10%($)
---------------------------- ---------------  ------------------- ------------------ ---------------  --------------  -------------
Edward K. Wissing               225,000             22.1                    17.50       01/16/06        2,476,273       6,275,361
                                  3,000               *                     26.25       12/31/06           49,525         125,507

Thomas E. Mills                  12,000              1.2                    17.50       01/16/06          132,068         334,686

David R. Gnass                   37,500              3.7                   26.916       07/15/06          634,775       1,608,644

Mary Ellen Rodgers               30,000              2.9                    22.50       03/13/06          424,504       1,075,776

---------------------

* Less than 1%


(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

(2) On February 25, 1997, Mr. Mills, Mr. Gnass and Ms. Rodgers were granted options to acquire 8,000 shares, 20,000 shares and 12,000 shares, respectively, which relate to 1996 performance. Mr. Mills' and Ms. Rodgers' options shall vest one-quarter upon grant and one-quarter upon each of the three subsequent anniversaries thereof. By contract, Mr. Gnass' options shall vest one-third upon grant and one-third upon each of the two subsequent anniversaries thereof. See "Summary Compensation Table."

OPTION EXERCISES AND VALUES

  The following table sets forth information concerning each exercise during the 1996 fiscal year of options under the 1991 Option Plan and the 1995 Directors Plan by the executive officers named in the Summary Compensation Table and the year-end value of unexercised options held by each such officer. The table reflects the 3-for-2 stock split effected in June 1996. The Company grants no stock appreciation rights.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                               Shares
                              Acquired                        Number of Securities Underlying              Value of Unexercised
                             on Exercise    Value Realized      Unexercised Options/SARs at            In-the-Money Options/SARs at
        Name                    (#)              ($)            1996 Fiscal Year-End(#)(1)           1996 Fiscal Year End ($)(1),(2)
-------------------------  --------------  ----------------  ------------------------------------   --------------------------------
                                                                 Exercisable/Unexercisable               Exercisable/Unexercisable
                                                                 -------------------------               -------------------------
Edward K. Wissing              37,500           482,500               306,000/75,000                         3,063,615/656,250
Thomas E. Mills                18,000           114,000                 35,000/4,000                          333,250/35,000
David R. Gnass                     -0-               -0-               12,500/25,000                              -0-/-0-
Mary Ellen Rodgers                 -0-               -0-               10,000/20,000                           37,500/75,000

---------------------

(1) Does not include options to acquire shares granted after December 31, 1996 which related to 1996 performance. See "Summary Compensation Table."

(2) Options are classified as "in-the-money" if the market value of the underlying Common Stock exceeds the exercise price of the option. The value of such in-the-money options is the difference between the option exercise price and $26.25, the per-share market value of the underlying Common Stock as of December 31, 1996. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon the exercise of options will be based on the per-share market price of the Common Stock at the time of exercise and are thus dependent upon future performance of the Common Stock.

COMPENSATION COMMITTEE REPORT

         The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the persons named below.

         Decisions on compensation of the Company's senior executives, except for decisions related to awards under the Company's 1991 Option Plan (which are made by a separate Committee of the board), are made by the Compensation Committee of the Company's Board of Directors. It is the task of the Compensation Committee to establish executive compensation guidelines for the Company which are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company and its stockholders.

Compensation Philosophy and Policies for Executive Officers

         The Company's primary business goal is to provide high quality patient care while maximizing stockholder value. The Company believes it can best achieve this goal by achieving leadership in the provision of relevant and high quality health services, expanding its operations primarily through acquisitions and same store growth without imperiling the achievement of other strategic objectives, and establishing a reputation as a desirable employer and responsible corporate citizen. The Compensation Committee seeks to forge a strong link between the Company's business goal and its compensation program by aligning the interests of its stockholders and management personnel, including executive officers. The Company's executive compensation program is consistent with this overall philosophy for compensation at all management levels. The Company believes that by aligning management compensation with the Company's business goal, the likelihood of the Company's success on both a short-term and long-term basis is increased. As an example, all of the executives and key employees participate in the Company's 1991 Option Plan and the Company has established an Employee Stock Purchase Plan in which approximately 16% of the Company's eligible employees participate.

         The Company's executive compensation program supports the Company's strategy and objective of creating stockholder value by:

         - Emphasizing pay for performance by making a significant portion of executive compensation "at risk."

         - Directly aligning the interest of executives with the long-term interest of stockholders by awarding stock options at current market prices which have value to the executives through long-term stock appreciation.

         - Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

         - Appropriately balancing the Company's short-term and long-term business, financial and strategic goals.

         Currently, the Company's executive compensation program is comprised of three principal components: base salary, annual incentive bonus, and long-term incentive opportunity through nonqualified stock options. The annual executive pay targets (base salary plus incentive) are intended to be competitive with executive compensation of other U.S. public health care companies when the Company meets or exceeds its annual operating goals. The combination of these various compensation elements is designed to encourage management to balance the Company's short-term and long-term goals.

         The Company attempts to compare its executive pay targets with the annual pay of those companies which are included in the Home Health Care Services Group, subject to available information. This group is the peer group used for comparison purposes in the Stock Performance Graph appearing elsewhere herein. Since the Home Health Care Services Group is small, however, the Compensation Committee retains the discretion to compare the Company's executive pay targets with those of companies outside of this group. The Compensation Committee believes that the Company's most direct competitors for executive talent is likely more numerous than the entities included in the Home Health Care Services Group, and, accordingly, a broader-based comparison may be justified. In this way the Compensation Committee seeks to meet the objective of attracting and retaining talented and committed executives on a long-term basis.

Base Salary

         All management salaries, including those of the executives, are evaluated on a regular basis. In evaluating appropriate pay levels and salary increases for Company executives, the Compensation Committee considers level of responsibility of the executive, individual performance, internal equity and external pay practices, and achievement of the Company's strategic goals. Regarding external pay practices, the Compensation Committee has sought to conform base salaries for executive officers at approximately the market rate of the Company's competitors for executive talent, as determined from information gathered by the Company from outside sources. The Compensation Committee has defined "market rate" as the 50th percentile.

Annual Incentives

         Annual incentive bonus awards are designed to focus management attention on key operational goals for the current fiscal year. In this way the Compensation Committee hopes to meet the objective of emphasizing performance-based compensation. The key operational goals are specific to each executive's area of responsibility. Specific weighting is assigned for identified financial, strategic and management practices goals. At least 50% of the available bonus percentage for each named executive officer is tied to Company profitability, generally defined by achievement of the annual budget as approved by the Board of Directors. The remaining percentages are based on such goals as quality of care, accounts receivable management and continuation of the Company's strategic imperatives dedicated to same store growth, achieving regional density through acquisitions and strategic alliances, and control of expenses. The nature of the operational goals and the weighting assigned to each is subject to change annually.

         Company executives may earn a bonus with a value equal to between 20% and 50% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. At the end of the year, performance in light of these goals is determined on an arithmetic scale with the pre-established weighting. Discretionary adjustments by the Compensation Committee are possible if the Committee believes the circumstances so warrant.

Long-Term Incentives

         The Company's long-term incentive compensation program consists of nonqualified stock options which are related to improvement in long-term stockholder value. Stock option grants are designed to focus an executive's attention on managing the Company from the perspective of long-term owner with an equity stake in the business. Stock options are granted under the 1991 Option Plan by the Board of Directors' Disinterested Stock Option Committee.

         The option grants to executive officers offer the right to purchase shares of Common Stock at their fair market value on the trading day next preceding the date of grant. These options will have value only if the Company's stock price increases. The number of shares covered by each grant is selected based on the executive's level of responsibility and past and anticipated contributions to the Company.

         Inclusion of stock options are designed to meet the objective of aligning executive interests with the long-term interest of stockholders.

Chief Executive Officer Compensation

         Mr. Wissing is the Company's Chief Executive Officer. As Chief Executive Officer, Mr. Wissing is eligible to participate in the same executive compensation plans available to the Company's senior executive officers. The Compensation Committee's general approach in setting the Chief Executive Officer's annual compensation is derived from the same considerations described above, that is to be competitive with other U.S. public health care corporations, but also to have a significant portion of annual incentive compensation "at risk" based upon specific corporate-wide operating performance criteria. The Committee's approach is reflected in the Company's Employment Agreement with Mr. Wissing, which was most recently amended as of December 1, 1995. See "Employment And Other Agreements." As a result, Mr. Wissing's base compensation and his maximum bonus is set for the next two fiscal years.

         In December 1995, the Compensation Committee approved a $275,000 base salary for Mr. Wissing for the calendar year 1996 and established his target incentive bonus value at 50% of his base salary, or $137,500. According to market data, such base salary and annual incentive target were below the average market rates and appropriately within the Company's overall internal pay practices. Mr. Wissing earned a bonus for 1996 performance valued at $123,750, which was 45% of his base salary and which represented 90% of his target. The basis for Mr. Wissing's 1996 bonus includes: (1) achievement of specific operational goals, including an increase in profitability and acquisitions in excess of budget, (2) attainment of the Company's overall operating results for calendar year 1996 and continuation of the Company's strategic imperatives during 1996, all described above under "Annual Incentives," and (3) achievement of organizational goals by the hiring of new members of the Company's senior management. The factors were weighted in the manner described above under "Annual Incentives."

         The Disinterested Stock Option Committee has not granted Mr. Wissing options to acquire shares of Common Stock in relation to performance during the 1996 fiscal year.

Tax Regulations

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1 million in the 1997 fiscal year and, accordingly, to date the Company has not adopted a policy in this regard.

         THE FOREGOING REPORT IS SUBMITTED BY ALL OF THE CURRENT MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS, WHOSE MEMBERS ARE AS FOLLOWS: HENRY T. BLACKSTOCK, THOMAS A. DATTILO AND ALLAN
C. SILBER.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is currently composed of Directors Blackstock, Silber and Dattilo. No member of the Compensation Committee is an employee of the Company; however, Director Silber is a consultant to the Company.

         The Company has entered into a consulting agreement (the "Consulting Agreement") with Mr. Silber, a director of the Company and Chairman of the Board of Directors, Chief Executive Officer and principal shareholder of Counsel, to provide certain services to the Company, including the identification and analysis of potential new businesses to be considered for acquisition. The Consulting Agreement had an initial term of one year beginning January 1992 and is renewable by agreement of Mr. Silber and the Company, subject to approval by a majority of the disinterested members (currently Messrs. Blackstock, Sonshine, Furlong, Dattilo and Manner) of the Company's Board of Directors. The Consulting Agreement was most recently renewed on March 13, 1997 for an additional one-year term. The Consulting Agreement provides for a base monthly consulting fee of $20,000, with a bonus at the discretion of the Board of Directors of up to $60,000 annually based on performance. Mr. Silber received a bonus of $60,000 in 1996 in connection with services performed in 1995 and received a bonus of $54,000 in 1997 for services performed in 1996.

STOCK PERFORMANCE GRAPH

         The stock performance graph depicted below is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the Company.

         The following graph compares the cumulative total returns of the Company with those of the Nasdaq Market Index and a peer group index. Cumulative return assumes $100 invested in the Company or respective index on January 1, 1992, with dividend reinvestment through December 31, 1996. The Company has selected a peer group known as the Home Health Care Services Group (SIC Number
8082), as compiled by Media General Financial Services. This peer group index is comprised of approximately 28 companies, excluding the Company.


                                [PERFORMANCE GRAPH]
                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG AMERICAN HOMEPATIENT, INC.,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX


--------------------------------FISCAL YEAR ENDING-----------------------------------
COMPANY                      1991     1992       1993      1994      1995       1996
AMERICAN HOMEPATIENT INC     100     109.09     120.45    215.91    268.18     556.83
INDUSTRY INDEX               100      64.10      54.04     50.96     49.31      44.74
BROAD MARKET                 100     100.98     121.13    127.17    164.96     204.98


         The graph presents information since January 1, 1992. To date, the Company has not directly tied executive compensation to stock performance. The future impact of stock performance on executive compensation will be determined by the Compensation Committee of the Board of Directors.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of eight members and is divided into three classes (Class 1, Class 2 and Class 3), as nearly equal in number as possible. All directors generally hold office for three-year terms and then until their successors have been duly elected and qualified. The term of the Class 3 directors is set to expire at this Annual Meeting of Stockholders; the term of the Class 1 directors is set to expire at the 1998 Annual Meeting of Stockholders; and the term of the Class 2 directors is set to expire at the 1999 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, successors to the class of directors whose term expires at such meeting will be elected to serve for a three-year term and until their successors are duly elected and qualified.

         The Board of Directors proposes that the three nominees indicated below be elected as Class 3 directors to serve for a three (3) year term and until their successors are duly elected and qualified. Messrs. Silber, Sonshine and Wissing are currently Class 3 directors first elected to the Board of Directors in September 1991, September 1991 and June 1994, respectively. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may recommend.

                                     NOMINEES FOR ELECTION AS CLASS 3 DIRECTORS


                                                                            CURRENT PRINCIPAL OCCUPATION;
NAME OF NOMINEE                      AGE  DIRECTOR SINCE                     OCCUPATION LAST FIVE YEARS
---------------                     ----  --------------      -----------------------------------------
Allan C. Silber (3)(4)(5)            48   September 1991      Chairman, Chief Executive Officer and Director of
                                                              Counsel (since August 1979); President of Counsel
                                                              (August 1979 to January 1994); Chairman of the Board
                                                              of Directors of the Company (September 1991 to May
                                                              1994); Director of the Company (since September
                                                              1991); Chairman of Limited, DCA and certain
                                                              subsidiaries of Counsel (since October 1988);
                                                              President of DCA (since May 1994); Director of CHA
                                                              (since March 1983); Director of Advocat Inc., a long
                                                              term care company ("Advocat") (January 1994 to
                                                              November 1996); Director of Capstone (since December
                                                              1994); Chairman of the Board of Directors of
                                                              Stadtlander Drug Company, Inc. ("Stadtlander") (since
                                                              July 1996); Member of the Advisory Committee of
                                                              RioCan Real Estate Investment Trust, a Canadian real
                                                              estate company ("RioCan") (since July 1995); Director
                                                              of O&Y Properties, Inc., a retail and office property
                                                              management company ("O&Y") (November 1995 to November
                                                              1996).

Edward Sonshine (3)(6)(7)            50   September 1991      Director of the Company (since September 1991); Vice
                                                              Chairman of Counsel (since January 1994); Director of
                                                              Counsel (since August 1979); Executive Vice President of
                                                              Counsel (February 1987 to January 1994); Chairman,
                                                              President and Chief Executive Officer of Counsel
                                                              Management Services, Inc., an affiliate of Counsel
                                                              (October 1993 to July 1995); Director of CHA (since
                                                              March 1983); Director of Capstone (since December
                                                              1994); Director of O&Y (November 1995 to November
                                                              1996); Director of Advocat (May 1995 to November
                                                              1996); President and Chief Executive Officer of RioCan
                                                              (since July 1995); President and Chief Executive Officer
                                                              of Icarus Realty Corporation (February 1987 to September
                                                              1993).

                                                                            CURRENT PRINCIPAL OCCUPATION;
NAME OF NOMINEE                     AGE   DIRECTOR SINCE                     OCCUPATION LAST FIVE YEARS
---------------                     ----  --------------      ---------------------------------------------------------------
Edward K. Wissing (3)(4)             59   June 1994           President and Chief Executive Officer of the Company
                                                              (since May 1994); Executive Vice President of the
                                                              Company and President and Chief Executive Officer of
                                                              AHPT (September 1991 to May 1994).

                                         CONTINUING CLASS 1 AND 2 DIRECTORS


                                                                            CURRENT PRINCIPAL OCCUPATION;
NAME OF DIRECTOR                     AGE  DIRECTOR SINCE                     OCCUPATION LAST FIVE YEARS
----------------                    ----  --------------      ---------------------------------------------------------------
Henry T. Blackstock (1)(5)(6)(7)     53   September 1991      Director of the Company (since September 1991);
                                                              Chairman and Chief Executive Officer of Tucker
                                                              Management Group, a hedge fund management firm (since
                                                              July 1989).

Thomas A. Dattilo (1)(5)             45   June 1994           Director of the Company (since June 1994); President of
                                                              Dana Corporation, Victor Products Division, a
                                                              manufacturer and distributor of sealing products (since
                                                              January 1993); President and Director of Hayes-Dana,
                                                              Inc., a manufacturer of automobile parts (March 1990 to
                                                              March 1993).

Mark Manner (1)                      45   May 1995            Director of the Company (since May 1995); shareholder
                                                              of Harwell Howard Hyne Gabbert & Manner, P.C., a
                                                              Nashville law firm (since July 1984).

Morris A. Perlis (2)(4)              48   March 1993          Chairman of the Board of Directors of the Company (since
                                                              May 1994); Director of the Company (since March 1993);
                                                              President of Counsel (since January 1994); Chairman and
                                                              President of CHA (since January 1994); Director of and
                                                              consultant to Counsel (since September 1992); President
                                                              of Morris A. Perlis & Assoc., an executive management
                                                              consulting firm (September 1992 to January 1994);
                                                              Director of NOMA, Inc., a manufacturer of consumer wire
                                                              and cable  (September 1993 to July 1996); Director of
                                                              Capstone Pharmacy Services, Inc. ("Capstone"), an
                                                              institutional pharmacy company (since December 1994);
                                                              Chief Executive Officer and Secretary of Stadtlander
                                                              (since July 1996); Director of Stadtlander (since July
                                                              1996); Director of Advocat (March 1994 to May 1995).

Joseph F. Furlong, III (2)(6)        48   June 1994           Director of the Company (since June 1994); President of
                                                              Adirondack Capital Advisors, LLC ("Adirondack") (since
                                                              May 1996); Director of Healthy Planet Products, Inc., an
                                                              environmentally friendly manufacturer of greeting cards
                                                              (since June 1996); Partner of Colman Furlong & Co., a
                                                              merchant banking firm (February 1991 to May 1996);
                                                              Director of Capstone (since December 1994).

-------------------------------
(1)  Class 1 director.
(2)  Class 2 director.
(3)  Class 3 director.
(4)  Member of Executive Committee.
(5)  Member of Compensation Committee.
(6)  Member of Audit Committee.
(7)  Member of Disinterested Stock Option Committee.

         Directors who are not officers, employees or consultants of the Company (currently Directors Blackstock, Dattilo, Furlong, Sonshine and Manner) receive an annual director's fee of $10,000, a fee of $500 for each meeting of the Board of Directors or a Committee of the Board attended by telephone and a fee of $1,000 for each such meeting attended in person; provided, however, that no fees are to be paid for attendance at a Committee meeting occurring on the same day as a meeting of the Board. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or Committees of the Board.

         Since June 1, 1994, Director Perlis has received a $8,500 monthly fee for serving as Chairman of the Board of Directors. Director Silber receives additional compensation pursuant to a Consulting Agreement. See "Executive Officers - Compensation Committee Interlocks and Insider Participation."

         Mark Manner, a director of the Company, is a shareholder of the law firm of Harwell Howard Hyne Gabbert & Manner, P.C. ("Harwell Howard"). The Company engaged Harwell Howard during 1996 to render legal advice in a variety of activities, for which the firm was paid legal fees of approximately $1.1 million. Harwell Howard continues to render legal advice to the Company and has, during 1997, been paid legal fees in excess of $305,000. The terms of Harwell Howard's engagement are reviewed and approved by members of the Board of Directors not affiliated with Mr. Manner.

         Mr. Sonshine, a director of the Company, is also a director of Counsel and CHA and President and Chief Executive Officer of Counsel Management Services, Inc. Mr. Perlis, the Chairman of the Company's Board of Directors, is also a director and President of Counsel and a director, Chairman of the Board of Directors and President of CHA.

         The Company believes that any past transactions with its affiliates have been at prices and on terms no less favorable to the Company than transactions with independent third parties. The Company may enter into transactions with its affiliates in the future. However, the Company intends to enter into such transactions only at prices and on terms no less favorable to the Company than transactions with independent third parties and with approval of the disinterested members of the Board of Directors or a committee thereof. In addition, the Company's debt instruments generally prohibit the Company from entering into any such affiliate transaction on other than arm's-length terms.

         The Board of Directors currently has standing Audit, Executive, Compensation and Disinterested Stock Option Plan Committees. The Board of Directors does not have a nominating committee.

         The Executive Committee presently is composed of Directors Perlis, Silber and Wissing. The Delaware General Corporation Law and the Company's Bylaws provide that the Board may designate such a committee from their number to carry out the functions of the Board as permitted by law. Between meetings of the Board, the Executive Committee may exercise all powers of the Board. During fiscal year 1996, the Executive Committee held 12 meetings and adopted 56 written consent actions.

         The Compensation Committee presently is composed of Directors Blackstock, Dattilo and Silber. Responsibilities of this Committee include approval of remuneration arrangements for executive officers of the Company, administration of the Company's Supplemental Executive Retirement Plan, review of compensation plans relating to executive officers and directors, including benefits under the Company's compensation plans, and general review of the Company's employee compensation policies. During fiscal year 1996, the Compensation Committee held two meetings and adopted no written consent actions.

         The Audit Committee presently is composed of Directors Blackstock, Furlong and Sonshine. Responsibilities of this Committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, and review and setting of internal polices and procedures regarding audits, accounts and other financial controls. During fiscal year 1996, the Audit Committee held two meetings and adopted no written consent actions.

         The Disinterested Stock Option Plan Committee presently is composed of Directors Blackstock and Sonshine. The Disinterested Stock Option Committee is authorized to grant options to employees of the Company under the Company's 1991 Option Plan and 1995 Director Plan. During fiscal year 1996, the Disinterested Stock Option Plan Committee held one meeting and adopted three written consent actions.

         During the Company's fiscal year ended December 31, 1996, its Board of Directors held five meetings and adopted five written consent actions. Each current director who was serving on the Board of Directors during the 1996 fiscal year attended meetings or executed written consent actions with respect to at least 75% of the meetings and consent actions of the Board of Directors and Committees held or taken during the period in which he served as a director of the Company and committee member during fiscal year 1996.

         A plurality of the votes of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to vote is required to elect the three nominees as directors of the Company. AHOM Holdings, Inc., an indirect, wholly owned subsidiary of Counsel, has expressed its intention to vote all its shares in favor of the election of the nominees. THE BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES AS CLASS 3 DIRECTORS.

                                   PROPOSAL 2:

                AMENDMENT TO 1991 NONQUALIFIED STOCK OPTION PLAN
                      INCREASING SHARES AVAILABLE FOR GRANT

         On September 5, 1991, the Company's Board of Directors and stockholders approved the adoption of the 1991 Nonqualified Stock Option Plan (the "1991 Option Plan"), under which options to purchase shares of the Company's Common Stock are available for grant (1) to officers, directors and key employees of the Company and its affiliates as an incentive to such persons, and (2) as substitute stock options for outstanding stock options granted by companies acquired by the Company. Five executive officers (one of whom is a director) five non-officer directors and approximately 160 key employees are currently eligible to participate in the 1991 Option Plan.

         During the Company's most recent fiscal year, options to purchase 1,013,000 shares at exercise prices of $17.50, $22.50, and $26.916 per share were granted under the 1991 Option Plan to executive officers, directors and key employees of the Company and its affiliates. See "Option Grants." Since January 1, 1997, an option to purchase 5,000 shares at the exercise price of $24.25 per share and options to purchase 254,500 shares at exercise prices of $21.50 per share were granted under the 1991 Option Plan to executive officers, directors and key employees of the Company and its affiliates, 75,149 of which are contingent upon adoption by the Company's stockholders of the proposed amendment to the 1991 Option Plan. As of March 27, 1997, there were outstanding under the 1991 Option Plan options, contingent and otherwise, to purchase 1,768,347 shares of Common Stock with an aggregate market value of approximately $40.2 million (based on the March 27, 1997 closing price of $22.75 for the Company's Common Stock). The outstanding options have expiration dates ranging from 2001 to 2007.

         The 1991 Option Plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. The fair market value of the Common Stock as of the close of business on March 27, 1997, was $22.75. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, Common Stock or any combination thereof, at the discretion of the option holder.

         The maximum term of any option granted pursuant to the 1991 Option Plan is 10 years. Options are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Shares subject to options granted under the 1991 Option Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants.

         The 1991 Option Plan is administered by the Board of Directors, which may, in the alternative, select a committee of disinterested directors to administer the plan. The Disinterested Stock Option Committee of the Board currently administers the plan. Subject to certain limitations, the Board and its Committee have the authority to determine the recipients of, as well as the exercise prices, exercise periods, length and other terms of, stock options granted pursuant to the 1991 Option Plan. In making such determinations, the Board may take into account the nature of the services rendered or to be rendered by option recipients, and their past, present or potential contributions to the Company.

         The number of shares of Common Stock which may be granted under the 1991 Option Plan or under any outstanding options will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of the Company's assets to its stockholders for which the Company receives no consideration. The total number of shares available for grant under the 1991 Option Plan increased from 1,841,650 to 2,762,475 as a result of the 3-for-2 stock split effectuated in June 1996.

         Generally, no option may be exercised until the holder has been employed by the Company or one of its subsidiaries continuously for at least three months from the date of grant. If the option holder is terminated as an employee by reason of disability or death, the holder or his or her representative may exercise the option for a period of 12 months following such termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. If the employment of an option holder is terminated for "cause," as defined in the 1991 Option Plan, the unexercised options expire. If the option holder is terminated as an employee for any reason other than disability, death or cause, the holder may exercise his or her option for a period of three months following termination, unless extended by agreement of the Company. In addition, the Company may elect to purchase from such holder any Common Stock held by the holder at the time of termination for a price per share equal to the fair market value of the Common Stock at the time the Company exercises its repurchase option. The Company has the right to repurchase such stock for a period of one year from the date of termination of employment.

         In the event of a dissolution or sale of all or substantially all of the assets of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding option will terminate, unless there is an express assumption of the option by the surviving corporation. These termination provisions are subject to change by contract. As to any option which is to so terminate, however, each holder will have the right immediately prior to the dissolution, sale, merger or consolidation to exercise his or her options, in whole or in part.

         No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a stock option under the 1991 Option Plan. Upon an optionee's exercise of a stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such a risk of forfeiture (unless the optionee makes an election under Internal Revenue Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will generally recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

         As originally adopted, the 1991 Option Plan allowed for the purchase of up to 320,000 shares of Common Stock. This number has since been increased to 2,762,475 as a result of amendments and the 3-for-2 stock split. As of March 27, 1997, there were 1,069,277 options which have been exercised and options to purchase an additional 1,768,347 shares of Common Stock remain outstanding. The Board of Directors has unanimously adopted a proposed amendment to the Company's 1991 Option Plan to increase the number of shares of Common Stock reserved for issuance from 2,762,475 to 3,200,000 shares. The purpose of the amendment is (i) to render options granted in February 1997 to acquire 75,149 shares no longer contingent, and (ii) to allow for grants of options under the 1991 Option Plan to acquire additional shares. Both purposes are designed to provide greater opportunity for those employees who are most responsible for the Company's growth to share in that growth. A copy of the proposed amendment is attached hereto as Exhibit A. For a description of benefits received and to be received under the 1991 Option Plan as proposed to be amended, see "New Plan Benefits" below.

         A majority of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to vote is required to amend the 1991 Option Plan. AHOM Holdings, Inc., an indirect, wholly owned subsidiary of Counsel, has expressed its intention to vote all of its shares in favor of the amendment. THE BOARD OF DIRECTORS, THROUGH ITS EXECUTIVE COMMITTEE, HAS APPROVED OF THE AMENDMENT TO THE 1991 OPTION PLAN AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT.

                                NEW PLAN BENEFITS

         Since December 31, 1996, options to acquire an aggregate of 259,000 shares of Common Stock were granted, of which options covering 75,149 shares are subject to approval by the stockholders of the amendment to the 1991 Option Plan. Approval of the amendment will allow the Company to reserve 3,200,000 shares of Common Stock for issuance under the plan, 362,376 of which are expected to be available for grant following approval. The following table sets forth those granted options that are subject to adoption of the amendment and held by (i) each executive officer named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group. The following table does not reflect options granted under the 1991 Option Plan which are not contingent upon adoption of the amendment. These options are instead noted in footnote 2 to the table. All numbers contained in the table and footnotes reflect the June 1996 3-for-2 stock split, even though some of the options were granted and/or exercised prior to such stock split.


                               NEW PLAN BENEFITS

                                                               DOLLAR                       NUMBER
                  NAME AND POSITION                          VALUE ($)(1)                 OF UNITS(2)
----------------------------------------------------         -----------                  ----------
Edward K. Wissing,                                               -0-                         -0-
  President, Chief Executive Officer,
  Director
Thomas E. Mills,                                                 -0-                         8,000
  Senior Vice President-Strategic Alliances
David R. Gnass,                                                  -0-                        20,000
  Senior Vice President
Mary Ellen Rodgers,                                              -0-                        12,000
  Senior Vice President, Chief Financial
  Officer, Secretary
All current Executive Officers                                   -0-                        52,000
  as a group (5 persons)3
All current Directors who are not Executive                      -0-                         -0-
  Officers as a group (7 persons)
All Employees including Officers                                 -0-                        23,149
  who are not Executive Officers
  as a group (160 persons)

----------------

(1) The Dollar Value of all contingent options is -0- because the exercise price of each option is equal to the fair market value of the underlying common stock on the date of grant. Actual dollar values which may be realized will be based on the exercise price and the market price of the Common Stock on the date of exercise, and are thus indeterminable at this time.

(2) Number of Units references number of shares of Common Stock underlying options granted under the 1991 Option Plan contingent upon shareholder approval. Options granted under the 1991 Option and not subject to the proposed amendment to the plan are as follows: 562,500 to Mr. Wissing (207,500 of which have been exercised and 75,000 of which are not yet vested); 154,500 to Mr. Mills (137,000 of which have been exercised and 4,000 of which are not yet vested); 37,500 to Mr. Gnass (none of which have been exercised and 25,000 of which are not yet vested); 30,000 to Ms. Rodgers (none of which have been exercised and 10,000 of which are not yet vested); 375,000 to Director Perlis (75,000 of which have been exercised and 75,000 of which are not yet vested); 375,000 to Director Silber (75,000 of which have been exercised and 75,000 of which are not yet vested); 22,500 to each of Director Dattilo and Director Furlong (none of which have been exercised); 15,000 to Director Blackstock (7,500 of which have been exercised); 15,000 to Director Sonshine (all of which have been exercised); 7,500 to Director Manner (none of which have been exercised); 844,500 to all current executive officers as a group (359,500 of which have been exercised and 127,750 of which are not yet vested); 832,500 to all current directors who are not executive officers as a group (172,500 of which have been exercised and 150,000 of which are not yet vested); and 1,126,601 to all employees including officers who are not executive officers, as a group (550,497 of which have been exercised, 160,690 of which are not yet vested and 41,626 of which have been canceled or expired). No individual other than Allan C. Silber, Morris A. Perlis, Edward K. Wissing and Thomas E. Mills has received or is expected to receive options to acquire five percent (5%) or more of the Common Stock available upon exercise of options under the 1991 Option Plan.

(3) Includes options granted to Rita N. Hill, who became an executive officer of the Company on March 13, 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

           The accounting firm of Arthur Andersen, LLP was appointed by the Board of Directors to serve as the Company's Independent Public Accountants for the fiscal year ended December 31, 1996, and it is expected that Arthur Andersen, LLP will be appointed to serve as the Company's auditor for the current fiscal year. A representative of that firm will be present at the meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions.


                             DEADLINE FOR SUBMITTING
                              STOCKHOLDER PROPOSALS

           Proposals of stockholders intended for consideration at the Company's 1998 Annual Meeting of Stockholders must be received by the Company's executive offices at 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018, no later than December 15, 1997, if any such proposal is to be eligible for inclusion in the Company's proxy materials for that meeting.

                                  OTHER MATTERS

           The management of the Company knows of no other matters to be brought before the Annual Meeting of Stockholders. If any other matter is duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matter in accordance with their best judgment.

           A copy of the Company's 1997 Annual Report to Stockholders is being mailed to stockholders together with this Proxy Statement.

           EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, IT MAY, IF IT WISHES, REVOKE ITS PROXY AND VOTE SUCH SHARES IN PERSON. IN ADDITION, A STOCKHOLDER MAY REVOKE ITS PROXY AT ANY TIME BEFORE SUCH PROXY IS VOTED.

                                    EXHIBIT A

                AMENDMENT OF 1991 NONQUALIFIED STOCK OPTION PLAN


                               AMENDMENT NO. 6 TO
                     1991 NONQUALIFIED STOCK OPTION PLAN OF
                           AMERICAN HOMEPATIENT, INC.


         Amendment No. 6 to 1991 Nonqualified Stock Option Plan (the "Plan") of American HomePatient, Inc. (the "Corporation") as approved by the Executive Committee of the Board of Directors of the Corporation on March 13, 1997, and as approved by the Shareholders of the Corporation on May 14, 1997.

         The Plan shall be amended by deleting paragraph 3 thereof and replacing it with a new number 3 so that, as amended, said paragraph 3 shall be and read as follows:

         3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 3,200,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

                                                              -End of Amendment-

                                  APPENDIX A



                                DIVERSICARE INC.
                       1991 NONQUALIFIED STOCK OPTION PLAN


         1. The Purpose of the Plan. This Plan is intended to provide an opportunity for Key Employees and directors performing services to the Corporation and its Subsidiaries to acquire shares of the Corporation's Common Stock, providing an equity interest in the Corporation and additional compensation based on appreciation of the value of such stock. The Plan provides for the grant of stock options which do not qualify as "incentive stock options," as defined in Section 422A of the Code, (a) as an incentive to service or continued service to the Corporation in order to aid the Corporation in obtaining and retaining key personnel and directors of outstanding ability, and
(b) in substitution for stock options of entities which may be acquired by the Corporation.

         2. Definitions. For purposes of this Plan, the following terms will be defined as indicated:

                  (a) "Board" means the Board of Directors of the Corporation.

                  (b) "Cause" means habitual drug use or drunkenness, embezzlement of Corporation funds, conduct which is demonstrably injurious to the Corporation, or conviction of a felony, all as determined in good faith by the Board or Committee.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" has the meanings prescribed in paragraph 4.

                  (e) "Common Stock" means the common stock of the Corporation, $.01 par value.

                  (f) "Corporation" means Diversicare Inc., a Delaware corporation.

                  (g) "Disinterested" has the meaning prescribed by Rule 16b-3 from time to time.

                  (h) "Fair Market Value" means the closing price of the Common Stock, as reported by NASDAQ/NMS or by any national securities exchange upon which the Common Stock is traded. In the event the Common Stock is not listed on an exchange or traded in the over-the-counter market, then the Board or Committee will determine Fair Market Value, which determination will be made in good faith and will be binding.

                  (i) "Key Employee" means a full-time salaried employee who, in the judgment of the Board or Committee, is instrumental to the success of the Corporation or one of its Subsidiaries; including officers.

                  (j) "NASDAQ/NMS" means the National Association of Securities Dealers, Inc. Automated Quotation System, National Market System.

                  (k) "Option" means an option granted pursuant to the Plan.

                  (l) "Plan" means the Corporation's 1991 nonqualified stock option plan described herein.

                  (m) "Rule 16b-3" means Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended, as the rule may be amended from time to time, or any successor rule or other comparable regulatory requirements.

                  (n) "Subsidiary" means any person or entity which is controlled by the Corporation, including, without limitation, American Home Patient Centers, Inc. and Diversicare Management Services Co.

                  (o) "Substitute Option" means an Option granted in substitution for options to purchase equity securities of an entity acquired by the Corporation.

         3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 320,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets to stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

         4.       Administration of the Plan.

                  (a) Granting of Options in General. The Board may administer this Plan itself or may appoint a Committee of the Board to administer the Plan. The Committee will be so constituted as to permit the Plan to comply with Rule 16b-3. Subject to the provisions of the Plan, the Committee will have full authority and discretion to determine the Key Employees and directors of the Corporation and its Subsidiaries to whom Options will be granted, the number of shares to be subject to each Option, the Option prices, and the exercise period for the Options. In making such determinations, the Committee may take into account the nature of the services rendered or to be rendered by such individuals, their past, present or potential contributions to the Corporation, and any other factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee will have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option agreements (which need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan. The Board may at any time remove members from or add members to the Committee, or may abolish the Committee and revest in the Board the administration of the Plan. Vacancies on the Committee, howsoever caused, will be filled by the Board.

                  (b) Granting of Options to Directors and Officers. Administrative discretion regarding the selection of any director of the Corporation to whom Options may be granted pursuant to this Plan, or the determination of the number of shares of Common Stock which may be allocated under such Options, will be exercised by a Committee of two or more directors having full authority to act in the matter, all of whom are Disinterested. Administrative discretion regarding the selection of any officer of the Corporation (who is not a director) to whom Options may be granted pursuant to this Plan, or the determination of the number of shares of Common Stock which may be allocated under such Options, will be exercised by (i) the Board, if each of its members is Disinterested, or (ii) a Committee of two or more directors, all of whom are Disinterested.

         5. Option Agreement. Each grant of an Option will be evidenced by an Option agreement, executed by the holder of the Option and the Corporation, and such other instruments in such form as the Board or Committee approves from time to time, which instruments will (i) comply with and include expressly or by reference the terms and conditions set forth in this Plan, and (ii) may include such other provisions not inconsistent with the provisions of this Plan as the Board or Committee deems advisable, including provisions granting the holder the right to receive property at the time of exercise of the Option (provided that Section 83 of the Code applies to any such property other than cash). The terms and conditions of the Option agreements need not contain similar provisions. The granting of any Option under the Plan will not be deemed either to entitle the holder of the Option to, or to disqualify such holder from, participation in any other grant of Options under the Plan.

         6. Eligibility. Options may be granted to Key Employees and directors of the Corporation and its present or future Subsidiaries, provided, however, that Options granted to directors and officers of the Corporation will comply with the provisions of paragraph 4(b) of this Plan. Substitute Options may be granted to Key Employees and directors of any entity acquired by the Corporation (or any subsidiary of such acquired entity).

         7. Terms and Conditions of Options. Subject to the following provisions, all Options will be in such form and upon such terms and conditions as the Board or Committee, in its discretion, may from time to time determine.

                  (a) Option Price. Except in the case of Substitute Options, the Option price per share will be an amount determined by the Committee or the Board at the time the Option is granted, taking into account the market price of the Common Stock on such date, the value of services provided or to be provided by the recipient of the Options, and the overall value of the compensation of the recipient by the Corporation and its Subsidiaries. The Option price per share will in no event be less than the Fair Market Value of the Common Stock on the trading day next preceding the date the Option is granted. In the case of Substitute Options, the Option price per share will be determined by multiplying the market price of the Common Stock immediately prior to acquisition by the exchange ratio applicable to the class of equity securities of the acquired entity subject to the acquired entity's options immediately prior to acquisition, if any, or, if no such exchange ratio is applicable, by a factor determined by the Board. The Corporation will not be required to issue Options or Substitute Options for fractional shares, but may, in the discretion of the Board or Committee, round to the nearest whole share.

                  (b) Option Term. No Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The date of grant will be the date on which the Board or Committee has approved the terms and conditions of the Option agreement evidencing the Option, has determined the recipient of the Option, the number of shares covered by the Option and the Option price per share, and has taken all other action necessary to complete the grant of the Option.

                  (c) Payment and Withholding. Payment for all shares purchased pursuant to exercise of an Option will be made in cash, by delivery of unrestricted shares of Common Stock at Fair Market

Value on the date of exercise, or a combination thereof. The payment will be made at the time the Option or any part thereof is exercised, and no shares will be issued until full payment therefor has been made. Payment in currency or by check, bank draft, cashier's check or postal money order will be considered payment in cash. In addition to the Option price, the Corporation will have the right, if applicable, to require the holder of an Option to remit to the Corporation an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for shares issuable upon exercise of the Option.

                  (d) Conditions to Exercise of an Option. Except in the case of a Substitute Option, no Option may be exercised to any extent until the holder will have been employed by the Corporation or one of its Subsidiaries continuously for at least three (3) months from the date of grant. Except as provided in subparagraph (f) below, an Option may not be exercised by the holder unless he is then, and continuously after the grant of the Option has been a Key Employee of the Corporation or one of its Subsidiaries. No Option may be exercised by a holder with respect to fractional shares unless approved by the Board or Committee.

                  (e) Nontransferability of Options. An Option will not be transferable or assignable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act or the rules thereunder, and will be exercisable, during the holder's lifetime, only by him.

                  (f) Termination of Employment or Death. In the event that a holder ceases to be employed by the Corporation or any of its Subsidiaries for any reason other than his death, disability or termination for Cause and will no longer be employed by any of them, such holder will have the right to exercise the Option under the Plan at any time within three (3) months after his termination of employment to the extent his right to exercise the Option has accrued pursuant to the grant and had not previously been exercised at the date of termination. In the event of termination of employment of the holder by reason of disability, the holder may not exercise an Option later than twelve
(12) months after the date of such termination. If the holder of an Option dies while he is employed by the Corporation or one of its Subsidiaries, his Option may be exercised (to the extent that the holder will have been entitled to do so at the date of his death) by a legatee or legatees of the holder under his last will, or by his personal representatives or distributees, at any time during the twelve-month period following his death. In all of the cases cited above, the Corporation's Board of Directors or the Committee may, in its discretion, extend the exercise period of the Option in question; provided, however, that notwithstanding this subparagraph (f), no Option may be exercised more than ten
(10) years after the date on which such Option was granted. For purposes of this subparagraph (f), employment of a holder will not be deemed terminated so long as the holder is employed by the Corporation, a Subsidiary or another entity (or an affiliate of another entity) which has assumed this Option in a transaction to which Section 425(a) of the Code is applicable.

                  (g) Corporation's Purchase of Common Stock. If a holder's employment by the Corporation or any of its Subsidiaries terminates for Cause, the Corporation, at its discretion, may elect to purchase from the holder or his legal representative any or all Common Stock held by the holder as of the date of termination for a price per share equal to the Fair Market Value of a share of Common Stock at the time the Corporation exercises its option. The Corporation's right to purchase the Common Stock will continue for a period of one year from the date of the holder's termination. The payment for shares acquired by the Corporation pursuant hereto will be made, in cash or by check, at the address of the holder as set forth in the stock records of the Corporation, or at such other location as the parties to the purchase may mutually agree. Upon payment by the Corporation in compliance with the provisions of this subparagraph (g), the holder or his legal representative will deliver to the Corporation for cancellation the certificate(s) evidencing the Common Stock purchased by the Corporation. The failure of the holder or his legal representative to so deliver the certificate(s) will not impinge the validity of the Corporation's purchase.

                  (h) Changes in Capitalization; Merger; Liquidation. The number of shares of Common Stock covered by each outstanding Option will be proportionately adjusted, to the nearest whole share (i) for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation, or
(ii) for any spin-off or spin-out of assets to the Corporation's stockholders or any other significant distribution of assets by the Corporation to its stockholders without receipt of consideration by the Corporation. Any such adjustment to an outstanding Option will be made without changing the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option. If the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option will pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in such merger or consolidation. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation will cause each outstanding Option to terminate, except for Options as to which another entity assumes or substitutes another option in a transaction to which Section 425(a) of the Code is applicable; provided, however, that, as to any Options which so terminate, each holder will have the right immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his Option in whole or in part without regard to any provisions deferring exercise contained herein. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, the adjustments will be made by the Board or Committee, whose determination will be conclusive. Except as expressly provided in this subparagraph (h), the holder of an Option will have no rights by reason of any subdivision or combination of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any spin-off, spin-out or comparable distribution of assets to the Corporation's stockholders, or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's stockholders of assets or securities of another entity; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to the Option. The existence of the Plan and the Options granted pursuant to the Plan will not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of the Corporation's business or assets, or any other corporate act or proceeding.

                  (i) Each Option will be subject to the requirement that if at any time the Board or Committee determines that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Option or the issue or purchase of Common Stock thereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Board or Committee. The holder of the Option will supply the Corporation with such certificates, representations, opinions of counsel and information as the Corporation may request, including, without limitation, an investment letter certifying that all shares being purchased under an Option are being acquired for investment and not for the purpose of resale or distribution, and will otherwise cooperate with the Corporation in obtaining such listing, registration, qualification, consent or approval.

         8. Termination and Amendment of the Plan. The Plan shall terminate at midnight on September 5, 2001, ten (10) years after the date of its initial adoption by the Board. No Option will be granted under the Plan after that date, but Options granted before termination of the Plan will remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the Corporation's stockholders or Board, so long as such modification or amendment does not result in the Plan no longer being in compliance with Rule 16b-3. The Corporation will use its best efforts to maintain this Plan and to assure that Options are granted and exercised under this Plan in accordance with Rule 16b-3, including, without limitation, the seeking of any appropriate modifications or amendments to this Plan and all requisite approvals and consents of the same.

         9. Holding Period. The grant of an Option under the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, so long as at least six (6) months elapse from the date of grant of the Option until the date of its disposition (other than upon exercise or conversion) or the disposition of the underlying Common Stock.

         10. No Rights as Stockholder. A holder of an Option will have no rights as a stockholder with respect to any Common Stock covered by his Option until the date of issuance of a stock certificate to him by the Corporation following exercise, in whole or in part, of the Option.

         11. Indemnification of Board or Committee. In addition to other rights of indemnification as they may have as members of the Board, each member of the Board or Committee will be indemnified by the Corporation against all costs and expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by him in settlement thereof (provided the settlement is approved by legal counsel selected by the Corporation) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of a breach of the duty of loyalty or acts or omissions either not in good faith or which involve intentional misconduct or a knowing violation of law. Upon the institution of any such action, suit or proceeding, each Board or Committee member affected will notify the Corporation in writing of the same, giving the Corporation an opportunity, at its own expense, to defend the same before the member undertakes to defend it on his own behalf.

         12. Stockholder Approval. This Plan, as amended, is subject to the approval of the holders of a majority of the outstanding shares of Common Stock of the Corporation.

                               AMENDMENT NO. 1 TO
                     1991 NONQUALIFIED STOCK OPTION PLAN OF
                                DIVERSICARE INC.


         Amendment No. 1 to 1991 Nonqualified Stock Option Plan (the "Plan") of Diversicare Inc. (the "Corporation") as approved by the Board of Directors of the Corporation on February 21, 1992 and by the Shareholders of the Corporation on May 7, 1992.

         The Plan shall be amended by deleting number 3 thereof and replacing it with a new number 3 so that, as amended, said number 3 shall be and read as follows:

         3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 429,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets to stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.


                                                              -End of Amendment-

                               AMENDMENT NO. 2 TO
                     1991 NONQUALIFIED STOCK OPTION PLAN OF
                                DIVERSICARE INC.


         Amendment No. 2 to 1991 Nonqualified Stock Option Plan (the "Plan") of Diversicare Inc. (the "Corporation") as approved by the Board of Directors of the Corporation on March 23, 1993 and by the Shareholders of the Corporation on May 7, 1993.

         The Plan shall be amended by deleting number 3 thereof and replacing it with a new number 3 so that, as amended, said number 3 shall be and read as follows:

         3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 500,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

                                                              -End of Amendment-

                               AMENDMENT NO. 3 TO
                     1991 NONQUALIFIED STOCK OPTION PLAN OF
                           AMERICAN HOMEPATIENT, INC.


         Amendment No. 3 to 1991 Nonqualified Stock Option Plan (the "Plan") of American HomePatient, Inc. (the "Corporation") as approved by the Board of Directors of the Corporation on February 24, 1994 and by the Shareholders of the Corporation on July 28, 1994.

         The Plan shall be amended by deleting number 3 thereof and replacing it with a new number 3 so that, as amended, said number 3 shall be and read as follows:

         3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 760,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

                AMENDMENT OF 1991 NONQUALIFIED STOCK OPTION PLAN


                               AMENDMENT NO. 4 TO
                     1991 NONQUALIFIED STOCK OPTION PLAN OF
                           AMERICAN HOMEPATIENT, INC.


         Amendment No. 4 to 1991 Nonqualified Stock Option Plan (the "Plan") of American HomePatient, Inc. (the "Corporation") as approved by the Executive Committee of the Board of Directors of the Company on January 23, 1995, and ratified by the Board of Directors of the Corporation on February 8, 1995, and as approved by the Shareholders of the Corporation on May 17, 1995.

         The Plan shall be amended by deleting number 3 thereof and replacing it with a new number 3 so that, as amended, said paragraph 3 shall be and read as follows:

         3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 1,171,500 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

                                                              -End of Amendment-

                AMENDMENT OF 1991 NONQUALIFIED STOCK OPTION PLAN


                               AMENDMENT NO. 5 TO
                     1991 NONQUALIFIED STOCK OPTION PLAN OF
                           AMERICAN HOMEPATIENT, INC.


         Amendment No. 5 to 1991 Nonqualified Stock Option Plan (the "Plan") of American HomePatient, Inc. (the "Corporation") as approved by the Board of Directors of the Corporation on March 7, 1996, and as approved by the Shareholders of the Corporation on May 14, 1996.

         The Plan shall be amended by deleting paragraph 3 thereof and replacing it with a new number 3 so that, as amended, said paragraph 3 shall be and read as follows:

         3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 1,841,650 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

                                                              -End of Amendment-

                                  APPENDIX B





PROXY                      AMERICAN HOMEPATIENT, INC.                      PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 14, 1997
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Edward K. Wissing and Mary Ellen Rodgers, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Stockholders of American HomePatient, Inc., to be held on May 14, 1997, at 9:00 a.m. Central Daylight Time, at 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee, 37238, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1)      ELECTION OF CLASS 3 DIRECTORS
         |__|  FOR all nominees listed below                    |__|   WITHHOLD AUTHORITY to vote
                  (except as marked to the                             for all nominees listed below
                   contrary below)

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE BOX TO VOTE "FOR" ALL NOMINEES AND
         STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                                 Allan C. Silber  Edward Sonshine  Edward K. Wissing

(2)      To approve an amendment to the Company's 1991 Nonqualified Stock Option Plan to increase the number of shares of Common Stock reserved for issuance from 2,762,475 to 3,200,000 shares.
         |__|  FOR                          |__|  AGAINST                       |__|    ABSTAIN


(3)      In their discretion, on such other matters as may properly come before the meeting.
         |__|  FOR DISCRETION               |__|  AGAINST DISCRETION            |__|    ABSTAIN


                                            (CONTINUED ON REVERSE SIDE)
-------------------------------------------------------------------------------------------------------------------------------
                                            (CONTINUED FROM OTHER SIDE)


         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1991 NONQUALIFIED STOCK OPTION PLAN, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                 PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                    Dated:__________________, 1997

                                    __________________________________________

                                    Dated:__________________, 1997

                                    __________________________________________
                                    Signatures of stockholder(s) should
                                    correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.





                           AMERICAN HOMEPATIENT, INC.
                          5200 MARYLAND WAY, SUITE 400
                         BRENTWOOD, TENNESSEE 37027-5018